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news release

For Release November 12, 2002

Contact:	Raymond L. Lawless
Chief Financial Officer
(813) 273-3313

TSI Announces Third Quarter 2002 Results

News Summary: TSI announces $85.8 million in revenue and $36.2 million in EBITDA for third quarter 2002.

Tampa, Fla.–TSI Telecommunication Services Inc. (www.tsiconnections.com), a leading provider of mission critical transaction processing services to wireless telecommunications carriers globally, reported $85.8 million in total gross revenue for the quarter ending September 30, 2002. Excluding off-network database query fees, total revenues for the third quarter of 2002 were $67.6 million. EBITDA before restructuring charges for the quarter was $36.2 million, resulting in increased EBITDA margin before restructuring charges of 42.1% versus 35% in the second quarter 2002.

“We are pleased to report that TSI achieved its projected revenue and EBITDA targets for the third quarter, despite challenging market conditions,” said Chief Executive Officer Ed Evans. “Our overall financial stability and exceptional cash flow provides a firm foundation from which to enhance our product offerings, expand our international presence and make strategic investments in our business.”

Ray Lawless, TSI chief financial officer, said, “TSI’s results in the third quarter reflect our ability to actively manage our costs to keep expenses in line with revenue. Our cash flow remains strong, with the third quarter ending at $26.4 million in cash, after making the scheduled repayment of $7.5 million of our bank loan and after $19.7 million in interest payments.”

Third Quarter Results
Technology Interoperability Services

TSI’s technology interoperability services revenues were $20.8 million in the third quarter, a 6.2% decrease over second quarter 2002 revenues of $22.2 million. These services address technology interoperability complexities by acting as the primary point of contact for hundreds of wireless carriers for the processing of roaming, billing and short message service (SMS) transactions. The decrease in revenues was driven primarily by one carrier’s conversion of its billing system as expected.

Network Services

TSI’s network services revenues in the third quarter 2002 totaled $46.2 million, a 1.3% decrease over second quarter 2002 revenues of $46.9 million. Excluding off-network database query fees, third quarter network services revenue increased 1.3% over last quarter to $28.0 million from $27.7 million. Network services provide customers with connectivity to TSI’s SS7 network and other widely used communications networks, access to intelligent network services and use of network monitoring tools. The increase was due to growth in INLink® revenues during the quarter.
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TSI Qtr. III earnings/page two

Call Processing Services

TSI’s call processing services generated $13.9 million in total revenues in the third quarter, an increase of 5.6% over second quarter 2002 revenues of $13.2 million. These services provide wireless carriers call delivery, subscriber verification and fraud prevention and detection solutions. This increase is primarily attributable to higher FraudManager® revenues.

Other Outsourcing Services

Other outsourcing services revenues were $4.9 million in the third quarter, an 8.6% decrease over second quarter 2002 revenues of $5.3 million. TSI’s other outsourcing services include revenues generated primarily in prepaid wireless services, telematics and corporate account management. This decrease was due primarily to lower prepaid wireless services revenues as expected.

Business Highlights:

■	TSI signed contracts with five of the top ten U.S. wireless carriers for services related to wireless number portability and expects to secure several additional agreements

■	TSI’s recently completed SS7 network expansion has resulted in five new customers contracting for various network services, primarily TSI’s new toll-free database storage solution

■	TSI continues to penetrate the top ten U.S. wireless carriers with the signing of a contract with Nextel Communications for LATALink® signaling services

■	Dobson Communications has contracted with TSI for GSM network transport services, allowing Dobson to connect its GPRS network with other GPRS network operators worldwide

■	Rural Cellular Corporation (RCC) has contracted with TSI for INLink®, TSI’s SS7-based intelligent network solution

■	TSI and Cellus USA have combined services to offer premium mobile content and TSI’s Message Manager in a mobile data package for wireless operators

Guidance
Based on results through September 30, 2002, management expects to be within the net revenue and EBITDA ranges previously established of $263-$270 million for net revenues and $124-$130 million in EBITDA for 2002.

Third Quarter Results Earnings Call
TSI will host a conference call on Wednesday, November 13, 2002 at 9:00 a.m. (ET) to review its third quarter results. To participate on this call, please dial (888) 202-2422 (for U.S. callers) or +1 (913) 981-5592 (international direct dial). The pass code for this call is “TSI.”

A replay of this call will be available beginning Wednesday, November 13, 2002 at 1:00 p.m. (EDT) through November 20, 2002, 5:00 p.m. (EDT). To access the replay, please dial (888) 203-1112 pass code: 571263 (for U.S. callers), or +1 (719) 457-0820 pass code: 571263 (international direct dial).
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About TSI

TSI Telecommunication Services Inc. (TSI) is a leading provider of mission critical business, technical and network solutions. Operating one of the industry’s largest Signaling System 7 (SS7) networks, the company provides more than 250 telecom operators throughout the world with robust intelligent network technology and interoperability services. Products include mobile data,
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TSI Qtr. III earnings/page three

roaming, fraud and carrier access billing solutions as well as many other service bureau applications. TSI is a privately owned corporation based in Tampa, Fla., U.S.A.

CUSIP: 87287VAB8; Bloomberg Tickers: TSITEL (Bond) 32497Z (Equity)

Note
On February 14, 2002, TSI Telecommunication Services Inc., (TSI) was effectively acquired by a series of private equity funds controlled by GTCR Golder Rauner, LLC, a Chicago, Illinois-based private equity investment firm, and certain members of TSI’s management. As a result of applying the required purchase accounting rules, the financial statements of TSI result in different accounting bases and hence the information for the periods beginning on February 14, 2002 is not comparable to the information prior to this date. Although the results before and after February 14, 2002 are not comparable, we have combined the results for these two 2002 periods to aid in the comparison to the nine months ended September 30, 2001.

Cautions about Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements regarding the Company’s plans, intentions and expectations. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements.

TSI Telecommunication Services Inc.
Condensed Consolidated Statements of Operations (unaudited)
(Dollars in thousands)

	Predecessor	Predecessor	Successor	Predecessor	Successor	Combined Nine Months Ended Sep 30, 2002
	Three Months Ended Sep 30, 2001	Nine Months Ended Sep 30, 2001	Three Months Ended Sep 30, 2002	Period from Jan 1 to Feb 13, 2002	Period from Feb 14 to Sep 30, 2002
Revenues Excluding Off Network Database Queries	$76,054	$217,120	$67,605	$31,408	$169,224	$200,632
Off Network Database Queries	19,805	49,557	18,192	8,588	47,004	55,592

Total Revenues	95,859	266,677	85,797	39,996	216,228	256,224

Cost of operations	42,532	121,745	37,182	20,655	96,351	117,006

Gross Margin	53,327	144,932	48,615	19,341	119,877	139,218
Gross Margin %	55.6%	54.3%	56.7%	48.4%	55.4%	54.3%
Gross Margin % before Off Network Database Queries	70.1%	66.8%	71.9%	61.6%	70.8%	69.4%

Sales and marketing	6,103	17,526	4,892	2,614	14,114	16,728
General and administrative	11,153	33,919	7,568	4,341	24,115	28,456
Depreciation and amortization	3,367	9,939	9,227	1,464	22,899	24,363
Restructuring	—	—	2,845	—	2,845	2,845

Operating income	32,704	83,548	24,083	10,922	55,904	66,826

Other income (expense), net
Interest income (expense), net	1,080	2,709	(15,753)	432	(38,393)	(37,961)
Other, net	(76)	(79)	(2)	(19)	(7)	(26)

	1,004	2,630	(15,755)	413	(38,400)	(37,987)

Income before provision for income taxes	33,708	86,178	8,328	11,335	17,504	28,839
Provision for income taxes	13,146	33,374	3,264	4,418	6,865	11,283

Net income	20,562	52,804	5,064	6,917	10,639	17,556
Preferred unit dividends	—	—	(6,633)	—	(16,238)	(16,238)

Net income (loss) attributable to common stockholder/unitholders	$20,562	$52,804	$(1,569)	$6,917	$(5,599)	$1,318

EBITDA(1)	$35,995	$93,408	$36,153	$12,367	$81,641	$94,008

EBITDA Margin	37.5%	35.0%	42.1%	30.9%	37.8%	36.7%

1) EBITDA is earnings before interest, taxes, depreciation, amortization and restructuring plus other income, net.